AMENDMENT NO. 1 TO ADMINISTRATION AGREEMENT

This amendment No. 1 (the “Amendment”) to the Administration Agreement dated April 1, 1994 (the “Agreement”), between State Street Bank and Trust Company (the “Bank”) and The Taiwan Fund, Inc. (the “Fund”) is dated as of May 1, 2005.

WHEREAS, pursuant to the Agreement the Bank provides administrative and other services to the Fund; and

WHEREAS, the Fund desires to expand the administrative services provided by the Bank to include legal administration services to the Fund and the Bank is willing to render such services for additional fees;

NOW, THEREFORE, the parties agree as follows:

1.	Schedule B to the Agreement describing the services to be provided by the Bank is hereby deleted in its entirety and Schedule B in the form attached to this Amendment is substituted therefor.

2.
The Schedule of Fees and Services describing the fees payable to the Bank is deleted in its entirety and the Schedule of Fees and Services in the form attached to this Amendment is substituted therefor.

3.	All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their officers designated below as of the date set forth above.

THE TAIWAN FUND, INC.		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Adelina NY Louie	By:	/s/ Gary French
Name:	Adelina N.Y. Louie	Name:	Gary L. French
Title:	Secretary and Treasurer	Title:	Senior Vice President

SCHEDULE B

TO

ADMINISTRATION AGREEMENT

Services Provided by the Bank:

Fund Administration Services:

(a)
Oversee the determination and publication of the Fund's net asset value by State Street Bank and Trust Company as the Fund accounting agent in accordance with the Fund's policy as adopted from time to time by the Board of Directors;

(b)
Oversee the maintenance by State Street Bank and Trust Company as Fund accounting agent of certain books and records of the Fund as required under Rule 31a-1(b) (4)of the Investment Company Act of 1940;

(c)	Prepare the Fund's federal, state and local income tax returns for review by the Fund's independent accountants and filing by the Fund treasurer;

(d)	Review the appropriateness of and arrange for payment of the Fund's expenses;

(e)
Prepare for review and approval by officers of the Fund financial information for the Fund's periodic reports, including semi-annual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

(f)
Prepare for review by an officer of and counsel for the Fund the Fund's periodic financial report required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR, the Fund's Registration Statement on Form N-2 and such other reports, forms or filings, as may be mutually agreed upon or required by applicable law;

(g)
Prepare and file with the U.S. Securities and Exchange Commission and any securities exchanges on which the Fund's shares are listed, those reports or statements required to be filed on Forms 3, 4, and 5 pursuant to Section 16 of the Securities Exchange Act of 1934 and the Rules thereunder and Section 30 (f) of the Investment Company Act of 1940 and the Rules thereunder;

(h)
Prepare for review by an officer of and counsel for the Fund and, after approval by the Fund, file such reports, applications, and other documents as may be required by each stock exchange on which the Fund's shares may be listed;

(i)
Prepare reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise appropriately prepared by the Fund's investment adviser, custodian, counsel or auditors;

(j)	Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request or deems appropriate;

(k)
Make such reports and recommendations to the Board concerning the performance and fees of the Fund's custodian and transfer and dividend disbursing agent as the Board may reasonably request or deems appropriate;

(l)	Oversee and review calculations of fees paid to the investment adviser, the custodian, and the transfer agent;

(m)	Consult with the Fund's officers, independent accountants, legal counsel, custodian and transfer and dividend disbursing agent in establishing the accounting policies of the Fund;

(n)	Review implementation and ongoing operation of any dividend reinvestment programs authorized by the Board of Directors;

(o)	Respond to or refer to the Fund's officers or transfer agent, shareholder inquiries relating to the Fund.

(p)
Provide periodic testing of portfolios to assist the Fund's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the Investment Company Act and Fund prospectus limitations as may be mutually agreed upon;

(q)
Preparation, for review and signing by the Fund, and filing of the Fund's tax returns, Form N-2, Annual Report and Semi-Annual Report on Form N-SAR, and all notices, registrations and amendments associated with applicable tax and securities laws of the United States and state regulatory authorities;

(r)	On behalf of the Fund, at the Fund's expense, obtain Fidelity bond and directors' and officers' liability insurance; and

(s)	Provide the Fund with such junior officers as are necessary or appropriate in carrying out the services to be provided under this agreement, including, but not limited to, an Assistant Treasurer.

Certain details of the scope of the Bank services hereunder are documented in the Fund Profile as amended from time to time.

Legal Administration Services:

A.	Corporate Secretarial Services

(a)	Maintain corporate calendar;

(b)	Draft agenda for meeting; circulate for comment; coordinate pre-Board meeting conference call to finalize agenda; and finalize;

(c)	Preparation of Board materials, including:

•	Requesting materials from investment managers, auditors (if applicable), Fund counsel, other State Street departments and outside providers such as insurance agents;
•	Drafting Board resolutions;
•	Drafting legal memoranda on issues to be discussed at the Board meeting;

(d)	Photocopy and distribution of Board materials;

(e)	Attendance at Board meetings and presentation of legal issues, if desired;

(f)	Draft regular Board meeting minutes, circulate for comment and finalize Board materials;

(g)	Review of standard compliance reports and quarterly management reports from investment managers;

(h)	Assist with Fund’s chief compliance officer program;

(i)	Maintain corporation in good standing;

(j)	Provide written regulatory development updates materials to the Directors;

(k)	Prepare materials for valuation committees and coordinate valuation committee meetings;

(l)
Review existing Board materials and suggest changes to ensure that materials presented (i) are necessary and appropriate, (ii) are streamlined, concise and, where appropriate, are presented in a summary, easy-to-read format, and (iii) address all matters which the SEC has articulated as areas Directors should review;

(m)	Prepare materials for audit committee meetings and coordinate with auditors to disseminate their materials;

SEC and Other Filings

(a)	Review semi-annual and annual reports.
(b)	Preparation of amendments to registration statement, if applicable, including:
i.	Drafting and circulating for comment.
ii.	Coordinating EDGARization and filing of prospectus and SAI.
iii.	Coordinating printing of offering memorandum.
(c)	Review press releases for dividends and other purposes.
(d)	Prepare, circulate and coordinate the filing of Form 8-K and other regulatory filings as needed.

Other Services

(a)	Provide assistance with insurance issues, including:
-	Obtaining quotes from insurance companies;
-	Monitoring compliance with fidelity bond requirements;
-	Completing insurance applications;
-	Filing fidelity bond with SEC;

(b)	Provide assistance with Codes of Ethics issues, including preparing quarterly Codes of Ethics certificates for Fund officers and obtaining executed copies;

(c)	Provide Shareholder meeting services, including:
-	Drafting proxy statements for annual meetings and circulating for comment.
-	Coordinating printing and filing of proxy statements.
-	Attending Shareholder meetings and coordinating the Inspector of Election.
-	Monitoring votes to ensure proper approvals.
-	Preparing and disseminating meeting minutes.

(d)	Monitor regulatory and industry developments and pro-actively apprise the Board of such developments.

(e)	Act as a resource for addressing Board members issues and liaising with outside counsel when necessary or appropriate.

Fees Included in Legal Administration Services
a.	All photocopy charges, including for Board materials.
b.	Facsimile charges.
c.	Telephone charges.
d.	Computer research expenses.
e.	Document production.

Legal Administration Services Not Provided and Fees Not Paid by the Bank:

A.	Legal Administration Services Not Included

1.	Provision of Chief Compliance Officer.

2.	Preparation of proxy statements, Board materials, etc. for special shareholder meetings, or that portion of proxy statements relating to special/unusual proposals.

3.
Advice to investment adviser with respect to investment adviser issues, including advice relating to Chief Compliance Officer program of adviser, or the Fund’s compliance with respect to Rule 38a-1 as it relates to the Fund’s investment adviser.

4.	Coordination of Code of Ethics reporting of investment adviser.

5.	Preparation and filing of exemptive applications and no-action letters.

6.	Preparation of Board materials and registration statements for rights offerings.

7.	Research and provision of information regarding closed-end fund shareholder activism.

8.	Researching and resolving issues of an unusual nature, such as trademark issues, development of a stock repurchase program, and issues relating to the disposal of illiquid investments.

9.	Provision of a memorandum regarding Directors’ responsibilities in connection with contract approval.

B.	Expenses Not Assumed by the Bank

1.	Reasonable foreign travel expenses of one State Street Legal Services attorney.

2.	Fees charged by Lipper Inc. for comparative fee analyses.

3.	Costs of printing and filing annual reports, prospectuses and proxy statements.

4.	Costs of proxy tabulation and solicitation.

5.	International Courier Services.

6.	SEC filing fees, if applicable.